(Letterhead of Paul, Hastings, Janofsky, & Walker)




                        December 11, 1997


 (213) 683-6000


 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, New York  10048


             Re:  Dean Witter Select Municipal Trust
                  Insured California Intermediate
                  Term Portfolio Series 11

 Ladies and Gentlemen:

           Pursuant to your request, we have reviewed the opin-ion expressed by prior California counsel to you regarding cer-tain California income and property tax matters with respect to Dean Witter Insured California Intermediate Term Portfolio Se-ries 11 (the "Insured California Trust"). We are of the opin-ion that such opinion, a copy of which is set forth in the Pro-spectus comprising a part of Post-Effective Amendment No. 4 to the Form S-6 Registration Statement of the Insured California Trust (SEC File No. 33-49703), remains valid, that no change has occurred which would require a change to such opinion, and that you may rely on it in connection with the filing of such Post-Effective Amendment.

           We consent to the use of our name under the caption
 "California Tax Status" in such Prospectus and to the filing of this opinion as an exhibit to such Post-Effective Amendment.

                                    Very truly yours,



                                    Paul, Hastings, Janofsky, &
                                    Walker
                                    Paul, Hastings, Janofsky, &
                                    Walker

                                                     Exhibit 8.2

        Letterhead of WHITEFORD, TAYLOR & PRESTON L.L.P.




                                               December 11, 1997



 Dean Witter Reynolds, Inc.
 Two World Trade Center
 New York, New York  10048

 The Bank of New York
 101 Barclay Street
 New York, New York  10286

 Ladies and Gentlemen:

           You have asked for our opinion with respect to cer-tain Maryland income tax consequences of the Dean Witter Select
 Municipal Trust (the "Investment Trust").

           The Investment Trust was created under the terms of an agreement (the "Indenture") among Dean Witter Reynolds, Inc.
 (the "Sponsor"), The Bank of New York as Trustee (the
 "Trustee") and Kenny S&P Evaluation Services as the evaluator
 (the "Evaluator").

           The Investment Trust consists of separate unit in-vestment trusts (the "Unit Investment Trusts") combined under the Indenture. One such Unit Investment Trust, designated the Maryland Portfolio - Series 15 (hereinafter, the "Maryland Trust"), holds a fixed portfolio consisting exclusively of in-terest bearing obligations issued (i) by or on behalf of the State of Maryland, its agencies, authorities or political sub-divisions, and (ii) by the Government of Puerto Rico or by its authority (hereinafter the "Bonds"). Upon deposit of the Bonds, the Trustee issued Certificates of ownership represent-ing fractional individual interests ("Units") in the Maryland Trust. Certificates representing the Units in the Maryland Trust were offered and sold by the Sponsor to holders (the "Unit Holders").

           In the opinion of Cahill Gordon & Reindel, counsel to the Sponsor, set forth in Part B of the prospectus, inter alia, the Maryland Trust is not an association taxable as a corpora-tion for Federal income tax purposes, and interest on an under-lying security which is exempt from Federal income tax under the Internal Revenue Code of 1986, as amended (the "1986 Code"), or the Internal Revenue Code of 1954, as amended, when received by the Trust will retain its status as tax-exempt in-terest for Federal income tax purposes to the Unit Holders. Each Unit Holder will be considered the owner of a pro rata portion of the Trust's assets under Sections 671-678 of the 1986 Code. Each Unit Holder will be considered to have re-ceived his pro rata share of interest derived from the Trust's assets when it is received by the Trust and each Unit Holder will have a taxable event when an underlying security is dis-posed of (whether by sale, exchange, redemption, or payment at maturity) or when the Unit Holder redeems or sells his Units.

           In the opinion of Whiteford, Taylor & Preston L.L.P., special Maryland Counsel on Maryland income tax matters, which relies on the opinion of Cahill Gordon & Reindel regarding fed-eral income tax matters relating to the Maryland Trust, under existing Maryland income tax law applicable to individuals who are Maryland residents and to Subchapter C corporations subject to the Maryland corporate income tax:

           The Maryland Trust will be treated as a trust for Maryland income tax purposes and not as an association taxable as a corporation. Each transaction of the Maryland Trust will be treated for such purposes as a transaction of the several Unit Holders and not as a transaction of the Maryland Trust that could give rise to Maryland taxable income to the Maryland Trust.

           The Maryland corporate income tax is imposed at the rate of 7% of the corporation's Maryland taxable income. The Maryland income tax is imposed upon the taxable income of resi-dent individuals. The counties and City of Baltimore are re-quired by State law to levy local income taxes that "piggyback" the State income tax; i.e., these taxes are determined as a percentage ranging from 20% to 60% of the liability of the resident for the state income tax. The local income tax ap-plies to individuals who are residents of the local jurisdic-tion.

           The State currently imposes a maximum 5% tax rate for taxable income of individuals in excess of $3,000. Beginning in 1998 and in each year thereafter until 2002, the top mar-ginal rate for individuals will be reduced by .05% each year. The State permits local jurisdictions to impose a "piggyback" tax rate on individuals of up to a maximum of 60% of the State rate. For 1997 all counties and the City of Baltimore impose

 "piggyback" income taxes at a 50% rate except as follows:
 Worcester County, 30%; Talbot County, 40%; Baltimore and Queen Anne's, Counties, 55%; Carroll County, 58%; Allegany, Caroline, Montgomery, Prince George's, St. Mary's, Somerset, and Wicomico Counties, 60%. The counties and the City of Baltimore may in-crease or decrease these rates in increments of 5% (or, at the option of the county, by multiples of 2% where the county rate is in excess of 50% of the State rate) effective on January 1 of the year that the county or City designates by giving notice to the State Comptroller of the rate change and its effective date on or before July 1 prior to its effective date. Effec-tive January 1, 1998, the piggyback tax rate in Allegany and St. Mary's Counties will be 58%; Carroll County will be 55%; and Worcester County will be 20%. Otherwise, the local rates set forth will remain in effect during 1998. For purposes of computing the County piggyback tax, the top marginal state rate is considered to be 5%.

           Individual Unit Holders who are residents of Maryland and Unit Holders which are Subchapter C corporations subject to the Maryland corporate income tax are not required to include in their regular Maryland taxable income their respective shares of interest earnings on obligations of the State of Maryland, its agencies, authorities or political subdivisions derived through the Maryland Trust to the extent that such in-terest is excludable from gross income for federal income tax purposes. In certain cases an exemption for interest on Mary-land State, county and municipal obligations, and obligations of certain agencies thereof, is provided from Maryland income tax, whether or not the interest income is exempt from federal income tax. Furthermore, Unit Holders are not required to in-clude in their regular Maryland taxable income their respective shares of interest earnings on bonds issued by the government of Puerto Rico or by its authority, which are derived through the Maryland Trust to the extent that such interest is exclud-able from gross income for federal income tax purposes and is also excludable from any state income taxation under federal law. Individual Unit Holders, however, may be subject to the Maryland income tax on tax preferences with respect to 50% of any interest derived through the Maryland Trust from non-Maryland obligations in excess of a threshold amount and constituting a tax preference for federal income tax purposes.

           As a general rule, to the extent that gain from the sale, exchange or other disposition of obligations held by the Maryland Trust (whether as a result of a sale or exchange of such obligations by the Maryland Trust or as a result of a sale or exchange of a Unit by a Unit Holder) is includable in the federal adjusted gross income of a resident individual, or tax-able income of a corporation, such gain will be included in the calculation of the Unit Holder's Maryland taxable income. Maryland law does not generally exclude capital gains from in-come tax. However, under Maryland law, any profit realized upon the sale or exchange of bonds issued by the State of Mary-land, its political subdivisions and certain specified other Maryland issuers, is specifically excluded from the computation of the Maryland taxable income of individuals and corporations. Although there are no Maryland authorities on point, it is pos-sible that the taxing authorities in Maryland could take the position that the statutory exclusion or exemption of profit on these obligations requires a disallowance in the calculation of Maryland income tax of any loss that may be realized on such obligations.

           With respect to the amount of Social Security bene-fits required to be included in the calculation of federal ad-justed gross income, a subtraction modification is provided for under the Maryland income tax law so that such amount is elimi-nated in determining Maryland taxable income.

           Tax counsel should be consulted as to other Maryland tax consequences not specifically considered herein, and as to the Maryland tax status of Unit Holders in the Maryland Trust which are neither individuals resident in Maryland nor Subchap-ter C corporations. By way of example, no opinion is expressed as to the tax consequences under the Maryland franchise tax ap-plicable to a financial institution which is a Unit Holder in the Maryland Trust. However, it should be noted that, pursuant to legislation passed in 1995, interest received by certain fi-nancial institutions on certain government obligations will be subject to partial exclusion from tax commencing in 1996. Be-ginning in 1998, certain financial institutions will be subject to the Maryland corporate income tax rather than the franchise tax. Further, no opinion is being rendered as to the Maryland tax consequences resulting from any proposed or future tax leg-islation.

           We have not examined any of the obligations deposited in the Maryland Trust, and express no opinion as to whether the interest on any such obligations is, in fact, tax exempt upon receipt by the Maryland Trust, or would be tax exempt if di-rectly received by a Unit Holder; nor have we made any review of the proceedings relating to the issuance of bonds, or the basis for bond counsel opinions.

           We hereby consent to the filing of this opinion as an exhibit to the Post Effective Amendment relating to the Units referred to above, and the use of our name, to the reference of our firm, and the inclusion of this opinion in said Post Effec-tive Amendment and in the related Prospectus.

                                    Very truly yours,
                                    WHITEFORD, TAYLOR & PRESTON
                                    L.L.P.

                                                  Exhibit 23.1a.


          Letterhead of KENNY S&P EVALUATION SERVICES,
               A Division of J.J. KENNY CO., INC.



                                               December 11, 1997



 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, NY  10048

              Re: Dean Witter Select Municipal Trust,
                  Insured California Intermediate Term
                  Post-Effective Amendment No. 4
                  Portfolio Series 11

 Gentlemen:

           We have examined the post-effective Amendment to the Registration Statement File No. 33-49703 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is cur-rently acting as the evaluator for the trust. We hereby con-sent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

           In addition, we hereby confirm that the ratings indi-cated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfo-lio are the ratings currently indicated in our KENNYBASE data-base.

           You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.

                                    Sincerely,


                                    Frank A. Cicotto
                                    Frank A. Cicotto
                                    Vice President

          Letterhead of KENNY S&P EVALUATION SERVICES,
               A Division of J.J. KENNY CO., INC.



                                               December 11, 1997



 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, NY  10048

              Re:  Dean Witter Select Municipal Trust,
                   Post-Effective Amendment No. 4
                   Delaware Portfolio Series 13

 Gentlemen:

           We have examined the post-effective Amendment to the Registration Statement File No. 33-49595 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is cur-rently acting as the evaluator for the trust. We hereby con-sent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

           In addition, we hereby confirm that the ratings indi-cated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfo-lio are the ratings currently indicated in our KENNYBASE data-base.

           You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.

                                    Sincerely,


                                    Frank A. Cicotto
                                    Frank A. Cicotto
                                    Vice President

          Letterhead of KENNY S&P EVALUATION SERVICES,
               A Division of J.J. KENNY CO., INC.



                                               December 11, 1997



 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, NY  10048

              Re:  Dean Witter Select Municipal Trust,
                   Post-Effective Amendment No. 4
                   Maryland Portfolio Series 15

 Gentlemen:

           We have examined the post-effective Amendment to the Registration Statement File No. 33-40710 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is cur-rently acting as the evaluator for the trust. We hereby con-sent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

           In addition, we hereby confirm that the ratings indi-cated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfo-lio are the ratings currently indicated in our KENNYBASE data-base.

           You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.

                                    Sincerely,


                                    Frank A. Cicotto
                                    Frank A. Cicotto
                                    Vice President

Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report, dated October 31, 1997, accompanying the financial statements of the Dean Witter Select Municipal Trust Insured California Intermediate Term Portfolio Series 11, Delaware Portfolio Series 13 and Maryland Portfolio Series 15 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.





DELOITTE & TOUCHE LLP




December 11, 1997
New York, New York

                                                  Exhibit 23.1d.


        Letterhead of Standard & Poor's Rating Services,
          A Division of The McGraw-Hill Companies, Inc.




                                               December 11, 1997



 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, New York  10048

              Re:  Dean Witter Select Municipal Trust,
                   Insured California Intermediate Term
                   Portfolio Series 11

           It is our understanding that you are filing with the Securities and Exchange Commission a Post Effective Amendment to the above captioned trust, SEC file number 33-49703.

           Since the portfolio is composed solely of securities covered by bond insurance policies that insure against default in the payment of principal and interest on the securities for so long as they remain outstanding and such policies have been issued by one or more insurance companies which have been as-signed "AAA" claims paying ability ratings by Standard & Poor's, we reaffirm the assignment of a "AAA" rating to the units of the trust and a "AAA" rating to the securities con-tained in the trust.

           You have permission to use the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Compa-nies, Inc. and the above-assigned ratings in connection with your dissemination of information relating to these units, pro-vided that it is understood that the ratings are not "market" ratings nor recommendations to buy, hold, or sell the units of the trust or the securities in the trust. Further, it should be understood that the rating on the units does not take into account the extent to which fund expenses or portfolio asset sales for less than the fund's purchase price will reduce pay-ment to the unit holders of the interest and principal required to be paid on the portfolio assets. Standard & Poor's reserves the right to advise its own clients, subscribers, and the pub-lic of the ratings. Standard & Poor's relies on the sponsor






                               -2-



 and its counsel, accountants, and other experts for the accu-racy and completeness of the information submitted in connec-tion with the ratings. Standard & Poor's does not independ-ently verify the truth or accuracy of any such information.

           This letter evidences our consent to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the rating as-signed to the units in the amendment referred to above. How-ever, this letter should not be construed as a consent by us, within the meaning of Section 7 of the Securities Act of 1933, to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the ratings assigned to the securities contained in the trust. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

           Please be certain to send a copy of your final pro-spectus as soon as it becomes available. Should we not receive it within a reasonable time after the closing or should it not conform to the representations made to us, we reserve the right to withdraw the rating.

           We are pleased to have had the opportunity to be of service to you. If we can be of further help, please do not hesitate to call upon us.

                                    Sincerely,


                                    Sanford B. Bragg
                                    Sanford B. Bragg